Exhibit 99.1
                                  ------------
COMMODORE


                                  NEWS RELEASE

For release:  Immediate
Contact: James M. DeAngelis - (212) 308-5800


Commodore Applied Technologies, Inc.
o        Announces Chairman's Letter for 2006


         NEW YORK, NY - February 8, 2006 - Commodore Applied Technologies, Inc. (OTCBB: CXIA), today announced that the Company's Chairman and Chief Executive Officer, Shelby T. Brewer, has issued a 2006 Chairman's Letter to address the current and future business opportunities for the Company.

         Chairman's Letter:

To our shareholders, customers, partners, and employees:

Fiscal 2005 was a watershed year for the Company as we completed our first full year of operations on the Environmental Data Acquisition and Management (EDAM) contract in Oak Ridge, TN. The EDAM contract has grown beyond the original base scope estimates and we look forward to several more years of operations on this mission critical contract. Our continued success on the EDAM contract is a direct result of a terrific team effort involving our partner SAIC, project managers, field based employees, and back-office support personnel. Commodore and SAIC are leveraging off our current performance success on EDAM to actively seek similar work at other U.S. Department of Energy (DOE) and U.S. Defense Department (DOD) sites.

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                                                     CXIA Chairman's Letter 2006
                                                                February 8, 2006
                                                                          Page 2

We are excited by the many new contracting opportunities in 2006. Recently, the Company was awarded a scope of work in Oak Ridge, TN outside of the EDAM contract by Bechtel Jacobs - the characterization of Building K31. This new project focuses on performing hazards surveys of a man-made structure used in the past to enrich uranium for commercial as well as military applications at the former K-25 site. The DOE actively seeks to re-introduce its dormant facilities into the hands of the public for reuse; a process called Reindustrialization. Pending the results of the hazards survey, building K31 may eventually be transferred from the DOE into the public's use as part of the 750-acre East Tennessee Technology Park, under the auspices of the Community Reuse Organization of East Tennessee. The Company's near term goal is to be the "contractor of choice" for facilities requiring similar characterization services targeted for Reindustrialization in the DOE's 33,750-acre Oak Ridge, TN Reservation.

The Company is also seeking contracting opportunities at two of the DOE's active sites in the Oak Ridge Reservation; Y-12 and X-10. Changes underway or planned at these two Oak Ridge sites include the modernization of Y-12 to improve its support of the nation's nuclear weapons stockpile, and the continued support of X-10 as the site of the Oak Ridge National Laboratory. The scope of work available at these and other DOE and DOD locations may be adversely affected by budgetary constraints resulting from the Iraq war effort, hurricanes of last year, and national deficit concerns.

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                                                     CXIA Chairman's Letter 2006
                                                                February 8, 2006
                                                                          Page 3

We are equally pleased at the recent interest in the Company's proprietary waste treatment technology - SET(TM). The DOE is re-examining innovative technologies for treating mixed waste as evidenced by two "request for proposals" (RFPs) issued in 2005. The Company has responded to the RFPs, presenting two different applications for the SET process for the initial study efforts and the follow-on demonstration projects. If the Company is selected for one or both of these RFPs, it would give us the opportunity to showcase SET as the cheapest, fastest, and safest treatment method for a wide variety of waste streams, including mixed waste.

The Company continues to seek contracting opportunities at the FFTF facility in Hanford, WA. The DOE's FFTF RFP that the Company responded to in 2004 with its teaming partners went through several post-award protests in 2005 resulting in the ultimate withdrawal of the original FFTF project scope by the DOE. Recently, an explosion at a sodium-potassium (NaK) tank cleaning project in Hanford, being performed by a company using a water based technology, has called into question (again) the efficacy of using such methods for treating elemental sodium and NaK. Fortunately, no one was injured. We feel the Company's SET process for treating sodium and NaK presents none of the safety, environment, or health issues that other technologies exhibit when treating these waste streams. The Company will actively promote its SET process at FFTF where the majority of the residual sodium removal and bulk sodium disposition has yet to occur.

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                                                     CXIA Chairman's Letter 2006
                                                                February 8, 2006
                                                                          Page 4

Entities around the world are re-thinking and re-examining better and safer means of removing sodium and NaK from soon to be decommissioned fast reactors and their ancillary storage tanks and equipment. Use of several treatment methods other than SET has been less than satisfactory both economically and in operating safety as evidenced by the proceedings from the 2005 International Atomic Energy Agency (IAEA) technical meeting on "The Decommissioning of Fast Reactors after Sodium Draining". The Company will be approaching the IAEA's member nations to introduce the SET process to solve their sodium cooled reactor decommissioning needs.

We are more enthusiastic than ever about the Company's opportunities. We believe that 2006 will be an important year for the growth of existing contracts and the obtainment of new business. We would like to thank all the stakeholders in the Company for their continued support of our efforts as we pursue our short and long term goals.


/s/ Shelby T. Brewer
--------------------
Chairman & CEO
Shelby T. Brewer


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                                                     CXIA Chairman's Letter 2006
                                                                February 8, 2006
                                                                          Page 5


Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies and Commodore Advanced Sciences. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.

This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore's ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

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